Exhibit 10.32

AMENDED AND RESTATED

PERFORMANCE GUARANTY

This AMENDED AND RESTATED PERFORMANCE GUARANTY (as amended, restated, supplemented or otherwise modified from time to time, this “Performance Guaranty”), dated as of November 14, 2014, is made by FLEETCOR TECHNOLOGIES, INC., a corporation organized under the laws of the state of Delaware (“Holdings”), and FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, a limited liability company organized under the laws of the state of Georgia (“FleetCor”) (together, FleetCor and Holdings are each a “Performance Guarantor” and collectively the “Performance Guarantors”), in favor of PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrator (the “Administrator”) for the benefit of the Purchasers (and their assigns) under the Receivables Purchase Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1) Concurrently herewith, each “Seller” named in the below-described Sub-Originator Sale Agreement (herein collectively called the “Sub-Originators” and individually called a “Sub-Originator”) and Comdata Inc. (“Comdata”), a Delaware corporation, are entering into that certain Receivables Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Sub-Originator Sale Agreement”), pursuant to which the Sub-Originators have and will, from time to time, sell Receivables and related rights and security to Comdata Inc.

(2) On the date hereof, Comdata is repurchasing from Comdata Receivables, Inc., a Delaware corporation (the “Comdata SPV”) all outstanding Receivables and other property from time to time sold, assigned, contributed or otherwise transferred by Comdata to the Comdata SPV pursuant to that certain Receivables Sale Agreement, dated as of August 17, 2010. Such Receivables are referred to herein as the “Existing Comdata Receivables” and the repurchase agreement relating to the Existing Comdata Receivables is referred to herein as the “Receivables Transfer Agreement”.

(3) Concurrently herewith, each Originator (including Comdata) named in the below-described Sale Agreement (herein collectively called the “Originators” and individually called an “Originator”) and FleetCor Funding LLC (the “SPV”), a Delaware limited liability company, are entering into that certain Amended and Restated Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), pursuant to which the Originators have and will, from time to time, sell Receivables (including, without limitation, each such Receivable sold or purported sold to such Originator pursuant to the Sub-Originator PSA and each Existing Comdata Receivable) and related rights and security to the SPV.

(4) Concurrently herewith, the SPV, as seller (the “Seller”), FleetCor Technologies Operating Company, LLC, as initial servicer (in such capacity, the “Servicer”), the various Purchasers and Purchaser Agents from time to time party thereto, and the Administrator are entering into that certain Fifth Amended and Restated Receivables Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), pursuant to which the Seller has and will, from time to time, sell undivided interests in Receivables and Related Security to the Purchasers. Capitalized terms used, but not otherwise defined herein shall have the respective meanings assigned thereto in the Receivables Purchase Agreement.

(5) Concurrently herewith, the Comdata SPV, Comdata, the SPV, the Servicer, the Administrator and Wells Fargo Bank, National Association, as the collection account administrative agent, are entering into that certain Interim Comdata Account Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Interim Comdata Account Agreement”), pursuant to which the Comdata SPV, Comdata, the Servicer and the SPV provide for the orderly transfer of the certain collection accounts and lock-boxes to the SPV in connection with the transactions contemplated by the Receivables Purchase Agreement and the Transaction Documents.

(6) On December 20, 2004, each Performance Guarantor entered into that certain Performance Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Original Performance Guaranty”) in favor of the Administrator for the benefit of the Purchasers (and their assigns).

(7) Holdings is the direct or indirect owner of 100% of the outstanding voting stock or membership interests of each Originator, FleetCor, the SPV, the Comdata SPV and FleetCor is the direct or indirect owner of 100% of the outstanding voting stock or membership interests of each Originator, the SPV and the Comdata SPV. The Guarantors desire to guaranty the obligations of the Servicer, the Originators, the Sub-Originators and the Comdata SPV (each, a “Covered Subsidiary”) under the Receivables Purchase Agreement, the Sale Agreement, the Sub-Originator Sale Agreement, the Receivables Transfer Agreement, the Interim Comdata Account Agreement and the other Transaction Documents on the terms set forth herein. For the avoidance of doubt, “Covered Subsidiary” includes, without limitation, each Affiliate of any Guarantor that from time to time becomes a party to the Sale Agreement as an “Originator” thereunder or the Sub-Originator Sale Agreement as a “Seller” thereunder.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantors hereby agree as follows:

SECTION 1. Unconditional Undertaking; Enforcement. Each Performance Guarantor hereby jointly, severally, unconditionally and irrevocably assures for the benefit of the Administrator, the Purchasers, the Purchaser Agents, and each other Indemnified Party and Affected Person the due and punctual performance and observance by each Covered Subsidiary (or any of their respective successors and assigns) of the terms, covenants, conditions, agreements, undertakings and obligations on the part such Covered Subsidiary to be performed or observed by each such Covered Subsidiary under each of the Transaction Documents to which it is a party, including, without limitation, any agreement or obligation of the Covered Subsidiary to pay any indemnity or make any payment in respect of any applicable dilution adjustment or repurchase obligation under any such Transaction Document (all such terms, covenants, conditions, agreements, undertakings and obligations on the part of the Covered Subsidiary to be paid, performed or observed being collectively called the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Performance Guarantor, jointly and severally, agrees that if any Covered Subsidiary shall fail in any manner whatsoever to perform or observe any of the Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document, then each Performance Guarantor will itself duly and punctually perform or observe or cause to be performed or observed the Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of any Performance Guarantor hereunder to perform or observe any Guaranteed Obligation that the Administrator, any Purchaser, or any Purchaser Agent shall have first made any request of or demand upon or given any notice to any Performance Guarantor, any Covered Subsidiary or any of their respective successors and assigns or have initiated any action or proceeding against any Performance Guarantor, any Covered Subsidiary or any of their respective successors and assigns in respect thereof. The Administrator (on behalf of the Purchasers and their assigns) may proceed to enforce the obligations of each Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrator or any Purchaser may have against the other Performance Guarantor, the Covered Subsidiary, any other Person, the Receivables or any other property. Each Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable, joint and several. For the sake of clarity, it is expressly acknowledged that the Guaranteed Obligations do not include any recourse for non-payment or late payment of the Receivables due solely to the bankruptcy, insolvency or lack of creditworthiness of the related Obligor or for which payment of any Guaranteed Obligations would otherwise constitute recourse to Holdings or any Covered Subsidiary for uncollectible Receivables.

SECTION 2. Validity of Obligations. Each Performance Guarantor agrees that its obligations under this Performance Guaranty shall be absolute and unconditional, irrespective of (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy) of the Guaranteed Obligations, (ii) the absence of any attempt by the Administrator, any Purchaser to collect any Receivables, or to obtain performance or observance of the Guaranteed Obligations from the Covered Subsidiary, the other Performance Guarantor or any other Person, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrator with respect to any provision of any instrument evidencing the Guaranteed Obligations, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Transaction Documents, (v) any law, regulation or order of any jurisdiction affecting any term of any of the Guaranteed Obligations, or rights of the Administrator or any Purchaser with respect thereto, (vi) the failure by the Administrator or any Purchaser to take any steps to perfect and maintain perfected its interest in any Receivable or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any authorization or approval from or other action by or to notify or file with, any governmental authority or regulatory body required in connection with the performance of the obligations hereunder by either Performance Guarantor or (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of, the Covered Subsidiary or either Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above. Each Performance Guarantor waives all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance Guaranty. Each Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if the Administrator or any Purchaser is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and each Performance Guarantor shall perform or observe, upon demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by the Covered Subsidiary had such right and remedies been permitted to be exercised.

SECTION 3. Waiver. Each Performance Guarantor hereby waives promptness, diligence, notice of acceptance, notice of default by any Covered Subsidiary, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty, and any other document related thereto or to any of the Transaction Documents and any requirement that the Administrator or any Purchaser exhaust any right or take any action against the Covered Subsidiary, any other Person or any property. Each Performance Guarantor warrants to the Administrator (for the benefit of the Purchasers, the Purchaser Agents, and the Indemnified Parties and Affected Persons) that it has adequate means to obtain from the Covered Subsidiary on a continuing basis, all information concerning the financial condition of the Covered Subsidiary, and that it is not relying on the Administrator, any Purchaser or any Purchaser Agent to provide such information either now or in the future.

SECTION 4. Subrogation. Each Performance Guarantor hereby waives all rights of subrogation (whether contractual or otherwise) to the claims, if any, of the Administrator, the Purchasers, the Purchaser Agents and each Indemnified Party and Affected Person against the Covered Subsidiary and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Covered Subsidiary which may otherwise have arisen in connection with this Performance Guaranty.

SECTION 5. Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PERFORMANCE GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS PERFORMANCE GUARANTY, EACH PERFORMANCE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PERFORMANCE GUARANTOR IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PERFORMANCE GUARANTY OR ANY DOCUMENT RELATED HERETO. EACH PERFORMANCE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

SECTION 6. Representations and Warranties of the Performance Guarantors. Each Performance Guarantor hereby represents and warrants as follows:

(a) Incorporation. Holdings is duly incorporated under the laws of the state of Delaware, and FleetCor is duly organized under the laws of the state of Georgia.

(b) Due Authorization. The execution, delivery and performance by the Performance Guarantors of this Performance Guaranty and the transactions contemplated hereby are within Holdings’ corporate powers and FleetCor’s company powers, have been duly authorized by all necessary corporate and company action, do not contravene (i) Holdings’ charter or by-laws or FleetCor’s organizational documents, (ii) any law, rule or regulation applicable to such Performance Guarantor, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on such Performance Guarantor or its property or (iv) any order, writ, judgment, award, injunction or decree binding on such Performance Guarantor or its property, and do not result in or require the creation of any lien, claim or encumbrance upon or with respect to any of its properties.

(c) Enforceability. This Performance Guaranty has been duly executed and delivered on behalf of such Performance Guarantor and is the legal, valid and binding agreement of such Performance Guarantor enforceable against such Performance Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d) Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Performance Guarantor of this Performance Guaranty or any other document or instrument to be delivered herewith.

(e) No Proceedings. Except as set forth in Schedule V of the Receivables Purchase Agreement, there are no actions, suits, or proceedings pending or, to the knowledge of either Performance Guarantor, threatened against or affecting either Performance Guarantor or any of their subsidiaries, or the property of either Performance Guarantor or any of their subsidiaries in any court, or before any arbitrator of any kind, or before or by any governmental body, which individually, or taken as a whole, could reasonably be expected to have a Material Adverse Effect upon the ability of either Performance Guarantor to perform any of its obligations hereunder. None of the Performance Guarantors nor any of their subsidiaries is in default with respect to any order of any court, arbitrator or governmental body.

(f) Financial Position. The balance sheets of Holdings for the year ended December 31, 2013, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator and each Purchaser Agent, have been prepared on a basis consistently applied in accordance with generally accepted accounting principles and practices and give a true and fair view of the results of operations of Holdings and its subsidiaries for that year and the state of affairs of Holdings and its subsidiaries at that date. Since December 31, 2013, there has been no material adverse change in the consolidated financial condition of Holdings and its subsidiaries as shown in such statements.

(g) Subsidiary. Each Covered Subsidiary and the SPV is 100% owned, directly or indirectly, by Holdings.

(h) Compliance with Law. Each Performance Guarantor is in compliance with all requirements of law applicable to it, its business and properties, the Covered Subsidiaries and SPV.

(i) Taxes. Each Performance Guarantor has filed all tax returns and reports required by law to have been filed by it and has paid all taxes, assessments and governmental charges thereby shown to be owing.

SECTION 7. Holdings Covenants. Holdings covenants and agrees that, from the date hereof until the Final Payout Date, Holdings will observe and perform all of the following covenants:

(a) Financial Reporting. Holdings will furnish to the Administrator and each Purchaser Agent as soon as practicable, and in any event within 120 days after the close of each of Holdings’ financial years, the audited consolidated accounts of Holdings and its subsidiaries for that financial year.

(b) Subsidiaries. Holdings will continue to be the beneficial owner, whether directly or indirectly, of a sufficient number of the issued and outstanding shares or membership interests of capital stock of each Covered Subsidiary to enable Holdings, directly or indirectly, to elect a majority of the members of such Covered Subsidiary’s board of directors.

(c) Corporate Existence and Good Standing. Holdings will do all things as are necessary to maintain its corporate existence in good standing and to ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business as a whole.

(d) Sale of Assets. Holdings will not, and will procure that none of its subsidiaries will, complete the sale, transfer, lease or other disposal of all or any substantial part of its or their respective assets except on an arm’s length basis and for a fair market value or to any of its or their respective affiliates.

(e) Mergers. Holdings will not, and will procure that no Covered Subsidiary will, (i) be a party to any merger, consolidation or other restructuring, except a merger, consolidation or other restructuring where the Seller, the Administrator and each Purchaser Agent have each (A) received 30 days’ prior notice thereof, (B) consented in writing thereto, (C) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Administrator or any Purchaser Agent shall request and (D) been satisfied that all other action to perfect and protect the interests of the Administrator, on behalf of the

Purchasers, in and to any applicable Receivables to be sold or contributed or purported to be sold or contributed by it under the Transaction Documents and other Related Rights, as requested by the Administrator or any Purchaser Agent shall have been taken by, and at the expense of, Holdings (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets (other than Receivables or interests therein which shall be governed by clause (B) below) or (B) any Receivables or any interest therein (other than pursuant to this Agreement) unless such Receivables are created after the “Purchase and Sale Termination Date” (as defined in the Sale Agreement or the Sub-Originator Sale Agreement, as applicable) and are not financed under the Transaction Documents.

(f) Substantive Consolidation. Holdings shall, and shall cause each of its Subsidiaries and Affiliates to, observe and comply with each of the separateness covenants described in Section 6.4 of the Sale Agreement and Section 6.4 of the Sub-Originator Sale Agreement.

SECTION 8. Amendments, Etc. No amendment or waiver of any provision of this Performance Guaranty, and no consent to any departure by either Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrator and the Majority Purchaser Agents, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9. Expenses. Each Performance Guarantor will upon demand pay to the Administrator and any applicable Purchaser Agent the amount of any and all reasonable expenses, including reasonable attorneys’ fees, costs, expenses and disbursements, which they may incur in connection with the exercise or enforcement of any of their respective rights or interests hereunder.

SECTION 10. Addresses for Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein be in writing (including facsimile communication) and shall be delivered or sent by facsimile, or by overnight mail, to the intended party at the mailing address or facsimile number of such party set forth under its name on Schedule I hereof (or in any other document or agreement pursuant to which it is or became a party hereto) or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

SECTION 11. No Waiver; Remedies. No failure on the part of the Administrator, any Purchaser or any Purchaser Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 12. Continuing Agreement. This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) one year and a day after the Final Payout Date, (ii) be binding upon each Performance Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Administrator, the Purchasers and each of the other Indemnified Parties or Affected Persons and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) upon any assignment by a Purchaser permitted pursuant to the Receivables Purchase Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to the Purchasers herein or otherwise. Each of the parties hereto hereby agrees that each of the Purchasers, the Purchaser Agents, the Indemnified Parties and the Affected Persons shall be a third-party beneficiary of this Performance Guaranty.

SECTION 13. GOVERNING LAW. THIS PERFORMANCE GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES.

SECTION 14. WAIVER OF JURY TRIAL. EACH OF HOLDINGS, FLEETCOR AND THE ADMINISTRATOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY OR THE ACTIONS OF THE ADMINISTRATOR OR THE PURCHASERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 15. Amendment and Restatement of the Original Performance Guaranty. This Performance Guaranty amends and restates the Original Performance Guaranty in its entirety. After this Performance Guaranty becomes effective, all references in the Transaction Documents to “the Performance Guaranty”, “Agreement”, “thereof”, “therein” or words of similar effect referring to the Original Performance Guaranty shall be deemed to be references to this Performance Guaranty. This Performance Guaranty shall not effect a novation of the obligations of the Performance Guarantors under the Original Performance Guaranty, but instead shall be merely a restatement and, where applicable, an amendment of the terms governing such obligations under the Original Performance Guaranty. Each Performance Guarantor affirms, ratifies and confirms all of the terms of the Original Performance Guaranty to the extent not amended and restated or otherwise modified by this Performance Guaranty.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

FLEETCOR TECHNOLOGIES, INC.

By:	/s/ Eric Dey
Name:	Eric Dey
Title:	Chief Financial Officer

FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC

By:	/s/ Eric Dey
Name:	Eric Dey
Title:	Chief Financial Officer

S-1	Amended and Restated
Performance Guaranty

Accepted as of the date hereof:

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ Mark S. Falcione
Name:	Mark S. Falcione
Title:	Executive Vice President

S-2	Amended and Restated
Performance Guaranty

SCHEDULE I

NOTICE ADDRESSES

FleetCor Technologies Operating Company, LLC

5445 Triangle Parkway

Norcross, GA 30092

Attention: Eric Dey, Chief financial Officer

Fax: (770) 449-3471

Email: EDey@fleetcor.com

FleetCor Technologies, Inc.

5445 Triangle Parkway

Norcross, GA 30092

Attention: Eric Dey, Chief financial Officer

Fax: (770) 449-3471

Email: EDey@fleetcor.com

PNC Bank, National Association

Three PNC Plaza

255 Fifth Ave, Floor 4

Pittsburgh, PA 15222

Attention: Asset Backed Finance

Fax: 412.705.1225

Email: ABFAdmin@pnc.com

robyn.reeher@pnc.com

Schedule I-1